Exhibit 8.1

4500 Bankers Hall East, 855 2nd Street SW Calgary, Alberta, Canada T2P 4K7 Tel:403.298.3100 Fax:403.265.7219 www.bennettjones.ca

October 17, 2007

Marathon Oil Corporation

5555 San Felipe Road

Houston, TX 77056-2723

U.S.A.

Dear Sirs/Mesdames:

Re:	Form S-3 - Registration Statement

We participated in the preparation of the Registration Statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission with respect to the shares of the common stock of Marathon Oil Corporation issuable upon exchange, redemption or retraction of the exchangeable shares of 1339971 Alberta Ltd., including the discussion set forth in the Registration Statement under the heading “Canadian Federal Income Tax Considerations”. The discussion and the legal conclusions with respect to Canadian federal income tax matters set forth therein reflect our opinion, and we believe they are accurate and complete in all material respects.

We hereby consent to the use of our name in the Registration Statement and to the filing of this opinion as part of the Registration Statement.

Yours truly,

BENNETT JONES LLP

/s/ Bennett Jones LLP

CALGARY • TORONTO • EDMONTON